                              CERTIFICATE OF AMENDMENT
                                       TO THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                          FRONTIER NATURAL GAS CORPORATION


     The undersigned Oklahoma corporation, for the purposes of amending its Certificate of Incorporation as provided in section 1077 of the Oklahoma General Corporation Act, hereby certifies:

     1. The name of the corporation is Frontier Natural Gas Corporation (the "Corporation").

     2. Article V of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

          "The total number of shares of all classes of stock which the corporation shall have authority to issue is 45,000,000, divided into classes as follows: (i) 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

     3. At a meeting of the Board of Directors, a resolution was duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the shareholders of the Corporation for consideration thereof. Thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., Section
1077.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by David W. Berry, its President and attested by David B. Christofferson, its Secretary, this 9th day of February, 1998.

                                       FRONTIER NATURAL GAS CORPORATION


                                       By:
                                          -----------------------------------
                                          David W. Berry, PRESIDENT
ATTEST:

----------------------------------
   David B. Christofferson, SECRETARY

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )


     BEFORE ME personally appeared David W. Berry, known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Frontier Natural Gas Corporation, an Oklahoma corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation and declared that the statements therein contained are true.

     WITNESS my hand and official seal this 9th day of February, 1998.



                                       --------------------------------------
                                       NOTARY PUBLIC IN AND FOR THE
                                       STATE OF TEXAS


                                       --------------------------------------
                                       NOTARY PUBLIC PRINTED NAME

                                       MY COMMISSION EXPIRES:
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